Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated March 26, 2025, with respect to the consolidated financial statements of Dollar Tree, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
Virginia Beach, Virginia

July 31, 2025